UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Portfolio Loan
On December 20, 2013, KBS Real Estate Investment Trust, Inc. (the “Company”), through indirect wholly owned subsidiaries (the “Borrowers”), entered into a two-year portfolio loan with unaffiliated lenders for borrowings of up to $250.0 million (the “Portfolio Loan”), of which $187.5 million is non-revolving debt and $62.5 million is revolving debt. The Portfolio Loan is initially secured by ADP Plaza, City Gate Plaza, Cumberland Business Center, Great Oaks Center, Meridian Tower, North Creek Parkway Center, Rivertech I & II, Riverview Business Center I & II, Royal Parkway Center I & II, Royal Ridge Building, Sabal VI Building, University Park Buildings and Woodfield Preserve Office Center. As of December 20, 2013, $185.0 million of the non-revolving debt was funded. The Company used $152.2 million of the proceeds funded at closing to repay outstanding debt obligations. The remaining $2.5 million of non-revolving debt and the $62.5 million of revolving debt will be available for future disbursements upon the addition of certain real estate properties as additional collateral for the Portfolio Loan prior to March 31, 2014, subject to certain conditions set forth in the loan agreement.
The Portfolio Loan matures on January 1, 2016, with two one-year extension options, subject to certain terms and conditions contained in the loan documents. The Portfolio Loan bears interest at a floating rate of 180 basis points over one-month, three-month or six-month LIBOR as elected by the Company. Monthly payments are interest only with the entire principal balance and all outstanding interest due at maturity. The Company will have the right to prepay the loan in whole at any time or in part from time to time, subject to the payment of certain expenses, costs or liabilities potentially incurred by the lenders as a result of the prepayment and subject to certain other conditions contained in the loan documents.
KBS REIT Properties, LLC, the Company’s indirect wholly owned subsidiary through which the Company indirectly owns all of its real estate assets (“KBS REIT Properties”), is providing a guaranty of 25% of the outstanding principal amount due and payable under the Portfolio Loan. KBS REIT Properties is also providing a guaranty of: (i) any indebtedness and any other sums payable by the Borrowers to the lenders related to any Portfolio Loan swap transactions; (ii) in certain circumstances, any amounts owed by the Borrowers pursuant to the related environmental indemnity; and (iii) any deficiency, loss or damage suffered by the lenders resulting from (a) certain intentional acts committed by the Borrowers and, in certain circumstances, KBS REIT Properties, or (b) certain bankruptcy or insolvency proceedings involving the Borrowers.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 20, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer